Exhibit 99.1

Tower Group Reports Third Quarter Results

NEW YORK--(BUSINESS WIRE)--November 7, 2011--Tower Group, Inc. (NASDAQ: TWGP) today reported net loss attributable to common shareholders in the third quarter of 2011 of $16.4 million, or ($0.40) per diluted share. Net income attributable to common shareholders in the third quarter of 2010 was $28.6 million, or $0.66 per diluted share.

Operating loss (1) was $15.3 million in the third quarter of 2011, or ($0.38) per diluted share compared to operating income of $27.9 million in the third quarter of 2010, or $0.65 per diluted share. The 2011 operating loss included catastrophe losses from Hurricane Irene of $60.1 million ($39.1 million after-tax, or $0.96 per diluted share). In addition, as a result of the Company's regular review of reserves in the third quarter of 2011, including the reserves of the companies acquired during the last few years, the Company recorded a pretax net increase to loss reserves of $9.7 million ($6.3 million after-tax or $0.15 per diluted share) as a result of increases in the Commercial segment of $23.5 million partially offset by favorable development in the Personal segment of $13.8 million. The pre-tax net increase to loss reserves included $10.7 million in increases from certain programs that the Company discontinued in 2010 and early 2011.

In October 2010, the Financial Accounting Standards Board issued new guidance concerning the accounting for costs associated with acquiring or renewing insurance contracts. Under the new guidance, only direct incremental costs associated with successful insurance contract acquisitions or renewals are deferrable. Tower adopted this guidance early, effective January 1, 2011, and has retrospectively adjusted its previously issued financial information, reducing previously reported diluted earnings per share for the third quarter 2010 by $0.12 per share.

Highlights (all figures compare third quarter 2011 results to the results for the same period in 2010 except as noted):

  Gross premiums written increased by 16.0% to $519.1 million.
  For the combined insurance segments, the net combined ratio rose to 109.9% from 96.8%. (Excluding the business that Tower manages on behalf of the Reciprocal Exchanges, the net combined ratio was 112.0% for the third quarter of 2011.)
    The net loss ratio increased to 75.0% from 61.1%. The net loss ratio excluding the Reciprocal Exchanges increased to 77.6% from 59.1%. The catastrophe losses added 16.1 points to the third quarter 2011 net loss ratio, and 16.4 points to the third quarter 2011 net loss ratio excluding the Reciprocal Exchanges
    The net expense ratio improved to 34.9% from 35.7%.
  Net investment income increased 7.2% to $31.4 million.
  Book value per share was $25.42 at September 30, 2011 compared to $25.19 at December 31, 2010. During the quarter, Tower paid cash dividends of 18.75 cents per share, and year to date Tower has paid cash dividends of 50 cents per share.
  Tower Group, Inc. stockholders’ equity was $1.0 billion at September 30, 2011.

Michael H. Lee, President and Chief Executive Officer of Tower Group, Inc., said, “Irene delivered the single largest loss event in our twenty-year history, and led to our first quarterly loss since going public in 2004. In addition, we conducted a comprehensive review of our loss and loss expense reserves, including the reserves of the companies that we have acquired during the last few years. Based on this review, we made an adjustment to our reserves to reflect adverse development in commercial lines, including certain discontinued program business, which was partially offset by a release in reserves from the personal lines business. Despite these losses, we continue to see great strength in our core business, as reflected by the favorable combined ratio excluding these losses, strong organic growth from the newly created businesses, positive pricing trends and our declining expense ratio. During the quarter, we also implemented a product innovation initiative to identify and develop new products in profitable market segments. As part of this initiative, we strengthened our business development, product development and marketing capabilities by making several key senior-level hires. As a result of this initiative and the success of the newly created business units, we expect to generate strong organic growth for the remainder of this year and throughout next year.”

Financial Summary ($ in thousands, except per share data):
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Gross premiums written	$519,130	$447,599	$1,376,662	$1,062,511
Net premiums written	468,704	389,661	1,257,717	929,397
Total commission and fee income	10,210	13,928	34,412	35,156
Net investment income	31,411	29,294	95,587	76,400
Net realized investment gains	227	1,717	5,273	7,623
Total revenues	455,295	423,718	1,322,044	1,038,971
Net income (loss) attributable to Tower Group, Inc.	(16,439)	28,563	33,367	67,257
Earnings (loss) per share—Basic	$(0.40)	$0.67	$0.82	$1.52
Earnings (loss) per share—Diluted	$(0.40)	$0.66	$0.81	$1.52
Return on average equity	(-6.3%)	11.3%	4.3%	8.9%

Combined Commercial and Personal Segments
Net premiums earned	$413,447	$378,779	$1,186,772	$919,792
Net loss ratio	75.0%	61.1%	66.7%	61.0%
Net expense ratio(2)	34.9%	35.7%	34.4%	35.9%

Commercial Insurance Segment
Net premiums earned	$290,113	$237,584	$805,616	$701,159
Net loss ratio	76.4%	62.4%	68.6%	61.3%
Net expense ratio	32.5%	34.8%	32.0%	35.1%

Personal Insurance Segment
Net premiums earned	$123,334	$141,195	$381,156	$218,633
Net loss ratio	71.8%	58.9%	62.6%	59.8%
Net expense ratio	40.6%	37.1%	39.5%	38.4%

Reconciliation of non-GAAP financial measures:
Net income (loss) attributable to Tower Group, Inc.	$(16,439)	$28,563	$33,367	$67,257
Less: net realized gains (losses) on investments attributable to Tower Group, Inc.	(1,135)	1,292	4,245	7,198
Add: acquisition-related transaction costs	(425)	(148)	(437)	(1,398)
Add: income tax effects on above items	428	(441)	(1,454)	(2,417)
Operating income (loss) attributable to Tower Group, Inc.	$(15,307)	$27,860	$31,013	$63,874

Operating earnings (loss) per share—Basic	$(0.38)	$0.65	$0.75	$1.45
Operating earnings (loss) per share—Diluted	$(0.38)	$0.65	$0.75	$1.44
Operating return on average equity	(-5.9%)	11.0%	4.0%	8.4%

Third Quarter 2011 Highlights

Consolidated

Gross premiums written increased to $519.1 million in the third quarter, 16.0% higher than in the third quarter of 2010. Excluding programs, policies in-force decreased by 8.2% as of September 30, 2011, compared to September 30, 2010. The decline resulted from Tower’s decision to not renew certain business obtained in the OneBeacon Personal Lines (OBPL) acquisition.

On a consolidated basis, Tower achieved overall premium increases of 1.4% excluding programs across its renewed Commercial and Personal policies. The overall retention rate was 87.6% in the third quarter of 2011, up from 84.8% in the second quarter this year.

The net loss ratio was 75.0% for the three months ended September 30, 2011, compared to 61.1% for the same period in 2010. The net loss ratio excluding the Reciprocal Exchanges increased to 77.6% from 59.1%. The catastrophe losses added 16.1 points to the third quarter 2011 net loss ratio and 16.4 points to the 2011 third quarter net loss ratio excluding the Reciprocal Exchanges.

Tower’s net expense ratio, at 34.9% for the three months ended September 30, 2011, was an improvement from the 35.7% during the same period in 2010. (Excluding the business that Tower manages on behalf of the Reciprocal Exchanges, the net expense ratio was 34.4% for the third quarter of 2011.)

Net investment income increased 7.2% to $31.4 million for the three months ended September 30, 2011, up from $29.3 million for the same period in 2010. The tax equivalent investment yield of the company’s fixed maturity portfolio at amortized cost was 4.6% at September 30, 2011, compared to 5.1 % at September 30, 2010. Net realized investment gains were $0.2 million for the three months ended September 30, 2011, compared to $1.7 million in the same period last year. The third quarter investment gain included other-than-temporary impairment losses of $3.0 million, primarily from equity securities, an improvement from the $5.0 million of such losses in the third quarter of 2010, primarily from structured fixed income securities.

Total commission and fee income decreased to $10.2 million in the third quarter of 2011 compared to $13.9 million in the third quarter of 2010.

Interest expense increased by $2.4 million for the three months ended September 30, 2011, compared to the same period in 2010. Increase in the interest expense was due to issuance of convertible senior notes in 2010.

Commercial Lines

Gross written premiums increased 31.4% in the third quarter 2011 compared to the same period in 2010. The growth was primarily due to the new initiatives in Tower’s customized solutions and assumed reinsurance businesses as well as the renewal rights transactions entered into in November 2010 and January 2011 for commercial automobile and workers' compensation.

For the three months ended September 30, 2011, premiums on renewed Commercial Insurance business excluding programs increased 1.3% compared to the same period in 2010. The Commercial Insurance business renewal retention rate, excluding programs, was 76.8%, slightly down from 77.4% in the second quarter of 2011.

Personal Lines

On a combined basis (including Tower Personal Insurance and business that is managed on behalf of the Reciprocal Exchanges), gross written premiums were $152.4 million in the third quarter, down 9.5% from $168.5 million in the same period last year, mostly due to Tower’s decision to not renew certain business obtained in the OBPL acquisition offset by modest organic growth in the homeowners business. Gross written premium of the Reciprocal Exchanges was $54.6 million, or 35.8% of the total premium in the segment.

Premiums on renewed personal lines policies increased 1.6%, on average, during the third quarter of 2011, while the retention rate rose to 89.8%, up from 86.5% in the second quarter of 2011.

Insurance Services

Insurance Services provides underwriting, claims and policy administration services to insurance companies, primarily the Reciprocal Exchanges which Tower consolidates in its financial statements, but does not own. Tower receives management fee income for the services provided to the Exchanges, which totaled $7.6 million in the third quarter of 2011. Tower does not bear underwriting risk on this business.

Additional Highlights and Disclosures

Dividend Declaration

Tower’s Board of Directors approved a quarterly dividend on November 3, 2011, of 18.75 cents per share payable on December 27, 2011, to stockholders of record as of December 16, 2011.

Notes on Non-GAAP Financial Measures

1)

Operating income (loss) excludes realized gains and losses, acquisition-related transaction costs and the results of the reciprocal business, net of tax. Operating income (loss) is a common measurement for property and casualty insurance companies. We believe this presentation enhances the understanding of our results of operations by highlighting the underlying profitability of our insurance business. Additionally, these measures are a key internal management performance standard. Operating earnings (loss) per share is operating income (loss) divided by diluted weighted average shares outstanding. Operating return on equity is annualized operating income (loss) divided by average common stockholders' equity.

2)

The gross and net underwriting expense ratios include fees paid by the Reciprocal Exchanges to Tower in excess of Tower's direct costs to service the management service agreements. These fees increased the gross and net expense ratios by 0.6% for the three months ended September 30, 2011, and increased the gross and net expense ratios by 0.5% and 0.6%, respectively, for the nine months ended September 30, 2011. These fees increased the gross and net expense ratios by 0.9% and 1.0%, respectively, for the three months ended September 30, 2010.

Conference Call

Tower will host a conference call to discuss these results on Tuesday, November 8, 2011 at 9:00 a.m. ET. A PowerPoint slide presentation will accompany the prepared remarks, which Tower will post, along with a recording of the conference call, in the investor relations section of Tower Group, Inc.’s website at www.twrgrp.com. To listen, please visit the Investor Information section of www.twrgrp.com, or use this link: http://investor.twrgrp.com/events.cfm

Please access the website at least 15 minutes prior to the call to register and download any necessary audio software.

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release and any other written or oral statements made by or on behalf of Tower may include forward-looking statements that reflect Tower's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "plan," "expect," "project," "intend," "estimate," "anticipate," "believe" and "continue" or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Please refer to Tower’s filings with the SEC, including among others Tower’s Annual Report on Form 10-K for the year ended December 31, 2010 and subsequent filings on Form 10-Q, for a description of the important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Forward-looking statements speak only as of the date on which they are made, and Tower undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

About Tower Group, Inc.

Tower Group Companies is one of the 50 largest providers of property and casualty insurance products and services in the U.S. Through its insurance company subsidiaries, Tower (NASDAQ: TWGP) provides personal and commercial insurance for small to medium-sized businesses through its network of retail and wholesale agents across the country. Tower also offers specialty insurance products through a national network of program underwriting agents.

Tower has changed the presentation of its business results, beginning July 1, 2010, by allocating the personal insurance business previously reported in either the Brokerage Insurance or Specialty Business segments along with the newly acquired OBPL business to a new Personal Insurance segment and merged the commercial business previously reported in either the Brokerage Insurance or Specialty Business segments in a new Commercial Insurance segment.

Tower has retained its Insurance Services segment, which will include fees earned by management companies acquired as a part of the OBPL transaction. This change in presentation reflects the way management organizes the segments for making operating decisions and assessing profitability subsequent to the OBPL acquisition. This has resulted in the reporting of three operating segments. The prior period segment disclosures have been restated to conform to the current presentation. Following the change in presentation described above, Tower now operates three business segments:

Commercial Insurance Segment offers a broad range of commercial lines property and casualty insurance products to small to mid-sized businesses distributed through a network of retail and wholesale agents on both an admitted and non-admitted basis. This segment also includes reinsurance solutions provided primarily to small insurance companies;

Personal Insurance Segment offers a broad range of personal lines property and casualty insurance products to individuals distributed through a network of retail and wholesale agents; and

Insurance Services Segment provides underwriting and claims services to insurance companies.

For more information, visit Tower's website at http://www.twrgrp.com/

Commercial Insurance & Personal Insurance Combined
($ in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenues
Premiums earned
Gross premiums earned	$459,236	$441,919	$1,328,996	$1,084,675
Less: ceded premiums earned	(45,789)	(63,140)	(142,224)	(164,883)
Net premiums earned	413,447	378,779	1,186,772	919,792
Ceding commission revenue	6,967	10,916	25,803	29,557
Policy billing fees	2,830	1,896	7,667	3,677
Total revenues	423,244	391,591	1,220,242	953,026
Expenses
Loss and loss adjustment expenses
Gross loss and loss adjustment expenses	413,583	265,766	924,774	652,996
Less: ceded loss and loss adjustment expenses	(103,546)	(34,303)	(133,715)	(92,328)
Net loss and loss adjustment expenses	310,037	231,463	791,059	560,668
Underwriting expenses
Direct commission expense	80,150	81,050	233,066	197,524
Other underwriting expenses	74,050	66,832	208,518	165,623
Total underwriting expenses	154,200	147,882	441,584	363,147
Underwriting profit (loss)	$(40,993)	$12,246	$(12,401)	$29,211

Key Measures
Premiums written
Gross premiums written	$519,130	$447,599	$1,376,662	$1,062,511
Less: ceded premiums written	(50,426)	(57,938)	(118,945)	(133,114)
Net premiums written	$468,704	$389,661	$1,257,717	$929,397

Calendar Year Loss Ratios
Gross	90.1%	60.1%	69.6%	60.2%
Net	75.0%	61.1%	66.7%	61.0%
Underwriting Expense Ratios
Gross(2)	33.0%	33.0%	32.6%	33.1%
Net(2)	34.9%	35.7%	34.4%	35.9%
Combined Ratios
Gross	123.1%	93.1%	102.2%	93.3%
Net	109.9%	96.8%	101.1%	96.9%

Commercial Insurance Segment Information
($ in thousands)
(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenues
Premiums earned
Gross premiums earned	$310,029	$272,375	$872,558	$825,105
Less: ceded premiums earned	(19,916)	(34,791)	(66,942)	(123,946)
Net premiums earned	290,113	237,584	805,616	701,159
Ceding commission revenue	1,455	9,239	10,183	27,809
Policy billing fees	1,195	721	3,073	2,011
Total revenues	292,763	247,544	818,872	730,979
Expenses
Loss and loss adjustment expenses
Gross loss and loss adjustment expenses	291,472	172,908	634,907	510,418
Less: ceded loss and loss adjustment expenses	(69,932)	(24,542)	(82,280)	(80,523)
Net loss and loss adjustment expenses	221,540	148,366	552,627	429,895
Underwriting expenses
Direct commission expense	57,146	52,585	157,394	153,301
Other underwriting expenses	39,854	40,124	113,467	122,489
Total underwriting expenses	97,000	92,709	270,861	275,790
Underwriting profit (loss)	$(25,777)	$6,469	$(4,616)	$25,294

Key Measures
Premiums written
Gross premiums written	$366,740	$279,146	$945,619	$806,425
Less: ceded premiums written	(16,533)	(25,951)	(48,769)	(88,908)
Net premiums written	$350,207	$253,195	$896,850	$717,517

Calendar Year Loss Ratios
Gross	94.0%	63.5%	72.8%	61.9%
Net	76.4%	62.4%	68.6%	61.3%
Underwriting Expense Ratios
Gross	30.9%	33.8%	30.7%	33.2%
Net	32.5%	34.8%	32.0%	35.1%
Combined Ratios
Gross	124.9%	97.3%	103.5%	95.1%
Net	108.9%	97.2%	100.6%	96.4%

Personal Insurance Segment Information
($ in thousands)
(Unaudited)

	Three Months Ended September 30,
	2011			2010
		Reciprocal			Reciprocal
	Tower	Exchanges	Total	Tower	Exchanges	Total
Revenues
Premiums earned
Gross premiums earned	$93,973	$55,234	$149,207	$113,590	55,954	169,544
Less: ceded premiums earned	(17,212)	(8,661)	(25,873)	(18,408)	(9,941)	(28,349)
Net premiums earned	76,761	46,573	123,334	95,182	46,013	141,195
Ceding commission revenue	3,501	2,011	5,512	651	1,026	1,677
Policy billing fees	1,493	142	1,635	1,024	151	1,175
Total revenues	81,755	48,726	130,481	96,857	47,190	144,047
Expenses
Loss and loss adjustment expenses
Gross loss and loss adjustment expenses	92,277	29,834	122,111	51,899	40,959	92,858
Less: ceded loss and loss adjustment expenses	(29,155)	(4,459)	(33,614)	(3,452)	(6,309)	(9,761)
Net loss and loss adjustment expenses	63,122	25,375	88,497	48,447	34,650	83,097
Underwriting expenses
Direct commission expense	15,816	7,188	23,004	20,162	8,303	28,465
Other underwriting expenses	21,166	13,030	34,196	18,985	7,723	26,708
Total underwriting expenses	36,982	20,218	57,200	39,147	16,026	55,173
Underwriting profit (loss)	$(18,349)	$3,133	$(15,216)	$9,263	(3,486)	5,777

Key Measures
Premiums written
Gross premiums written	$97,793	$54,596	$152,389	$112,237	56,216	168,453
Less: ceded premiums written	(24,188)	(9,705)	(33,893)	(19,265)	(12,722)	(31,987)
Net premiums written	$73,605	$44,891	$118,496	$92,972	43,494	136,466

Calendar Year Loss Ratios
Gross	98.2%	54.0%	81.8%	45.7%	73.2%	54.8%
Net	82.2%	54.5%	71.8%	50.9%	75.3%	58.9%
Underwriting Expense Ratios
Gross	37.8%	36.3%	37.2%	33.6%	28.4%	31.8%
Net	41.7%	38.8%	40.6%	39.4%	32.3%	37.1%
Combined Ratios
Gross	136.0%	90.3%	119.0%	79.3%	101.6%	86.6%
Net	123.9%	93.3%	112.4%	90.3%	107.6%	96.0%

Personal Insurance Segment Information
($ in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2011			2010
		Reciprocal			Reciprocal
	Tower	Exchanges	Total	Tower	Exchanges	Total
Revenues
Premiums earned
Gross premiums earned	$285,472	$170,966	$456,438	$203,616	55,954	259,570
Less: ceded premiums earned	(46,887)	(28,395)	(75,282)	(30,996)	(9,941)	(40,937)
Net premiums earned	238,585	142,571	381,156	172,620	46,013	218,633
Ceding commission revenue	10,715	4,905	15,620	722	1,026	1,748
Policy billing fees	4,161	433	4,594	1,515	151	1,666
Total revenues	253,461	147,909	401,370	174,857	47,190	222,047
Expenses
Loss and loss adjustment expenses
Gross loss and loss adjustment expenses	203,555	86,312	289,867	101,619	40,959	142,578
Less: ceded loss and loss adjustment expenses	(41,102)	(10,333)	(51,435)	(5,496)	(6,309)	(11,805)
Net loss and loss adjustment expenses	162,453	75,979	238,432	96,123	34,650	130,773
Underwriting expenses
Direct commission expense	51,445	24,227	75,672	35,920	8,303	44,223
Other underwriting expenses	55,348	39,703	95,051	35,411	7,723	43,134
Total underwriting expenses	106,793	63,930	170,723	71,331	16,026	87,357
Underwriting profit (loss)	$(15,785)	$8,000	$(7,785)	$7,403	(3,486)	3,917

Key Measures
Premiums written
Gross premiums written	$273,597	$157,446	$431,043	$199,869	56,217	256,086
Less: ceded premiums written	(43,379)	(26,797)	(70,176)	(31,484)	(12,722)	(44,206)
Net premiums written	$230,218	$130,649	$360,867	$168,385	43,495	211,880

Calendar Year Loss Ratios
Gross	71.3%	50.5%	63.5%	49.9%	73.2%	54.9%
Net	68.1%	53.3%	62.6%	55.7%	75.3%	59.8%
Underwriting Expense Ratios
Gross	36.0%	37.1%	36.4%	34.3%	28.4%	33.0%
Net	38.5%	41.1%	39.5%	40.0%	32.3%	38.4%
Combined Ratios
Gross	107.3%	87.6%	99.9%	84.2%	101.6%	87.9%
Net	106.6%	94.4%	102.1%	95.7%	107.6%	98.2%

Insurance Services Segment Results of Operations
($ in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenue
Management fee income	$7,644	$7,871	$22,043	$7,871
Other revenue	413	1,115	942	1,922
Total revenue	8,057	8,986	22,985	9,793
Expenses
Other expenses	4,986	3,845	15,004	4,637
Total expenses	4,986	3,845	15,004	4,637
Insurance services pre-tax income	$3,071	$5,141	$7,981	$5,156

Tower Group, Inc.
Consolidated Balance Sheets
(Unaudited)

	September 30,	December 31,
($ in thousands, except par value and share amounts)	2011	2010
Assets
Investments - Tower
Available-for-sale investments, at fair value:
Fixed-maturity securities (amortized cost of $2,065,935 and $1,968,670)	$2,154,731	$2,041,557
Equity securities (cost of $96,997 and $91,218)	90,423	90,317
Short-term investments (cost of $3,000 and $1,560)	3,000	1,560
Other invested assets	16,069	-
Investments - Reciprocal Exchanges
Available-for-sale investments, at fair value:
Fixed-maturity securities (amortized cost of $307,449 and $338,494)	315,187	341,054
Equity securities (cost of $1,965 and $0)	1,897	-
Total investments	2,581,307	2,474,488
Cash and cash equivalents (includes $2,350 and $2,796 relating to Reciprocal Exchanges)	96,846	102,877
Investment income receivable (includes $2,845 and $3,021 relating to Reciprocal Exchanges)	25,880	23,562
Premiums receivable (includes $40,577 and $53,953 relating to Reciprocal Exchanges)	414,889	387,584
Reinsurance recoverable on paid losses (includes $1,504 and $2,167 relating to Reciprocal Exchanges)	19,148	18,214
Reinsurance recoverable on unpaid losses (includes $17,747 and $15,092 relating to Reciprocal Exchanges)	345,003	282,682
Prepaid reinsurance premiums (includes $17,999 and $17,919 relating to Reciprocal Exchanges)	54,345	77,627
Deferred acquisition costs, net (includes $13,518 and $18,206 relating to Reciprocal Exchanges)	178,036	164,123
Deferred income taxes (includes $0 and $788 relating to Reciprocal Exchanges)	-	2,245
Intangible assets (includes $5,005 and $5,504 relating to Reciprocal Exchanges)	117,145	123,820
Goodwill	250,103	250,103
Other assets (includes $8,029 and $5,808 relating to Reciprocal Exchanges)	264,692	230,405
Total assets	$4,347,394	$4,137,730
Liabilities
Loss and loss adjustment expenses (includes $147,128 and $175,023 relating to Reciprocal Exchanges)	$1,697,997	$1,610,421
Unearned premium (includes $106,054 and $123,949 relating to Reciprocal Exchanges)	919,690	872,026
Reinsurance balances payable (includes $0 and $3,402 relating to Reciprocal Exchanges)	22,678	35,037
Funds held under reinsurance agreements	101,562	93,153
Other liabilities (includes $12,868 and $9,384 relating to Reciprocal Exchanges)	153,033	84,989
Deferred income taxes (includes $4,819 and $0 relating to Reciprocal Exchanges)	4,783	-
Debt	396,226	374,266
Total liabilities	3,295,969	3,069,892
Stockholders' equity
Common stock ($0.01 par value; 100,000,000 shares authorized, 46,401,951 and
45,742,342 shares issued, and 39,877,604 and 41,485,678 shares outstanding)	464	457
Treasury stock (6,524,347 and 4,256,664 shares)	(143,821)	(91,779)
Paid-in-capital	770,784	763,064
Accumulated other comprehensive income	48,974	48,883
Retained earnings	337,290	324,376
Tower Group, Inc. stockholders' equity	1,013,691	1,045,001
Noncontrolling interests	37,734	22,837
Total stockholders' equity	1,051,425	1,067,838
Total liabilities and stockholders' equity	$4,347,394	$4,137,730

Tower Group, Inc.
Consolidated Statements of Income and Comprehensive Income
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share amounts)	2011	2010	2011	2010
Revenues
Net premiums earned	$413,447	$378,779	$1,186,772	$919,792
Ceding commission revenue	6,967	10,916	25,803	29,557
Insurance services revenue	413	1,116	942	1,922
Policy billing fees	2,830	1,896	7,667	3,677
Net investment income	31,411	29,294	95,587	76,400
Net realized investment gains (losses)
Other-than-temporary impairments	(2,955)	(4,953)	(3,333)	(13,935)
Portion of loss recognized in other comprehensive income	156	4,400	180	10,120
Other net realized investment gains (losses)	3,026	2,270	8,426	11,438
Total net realized investment gains (losses)	227	1,717	5,273	7,623
Total revenues	455,295	423,718	1,322,044	1,038,971
Expenses
Loss and loss adjustment expenses	310,037	231,463	791,059	560,668
Direct and ceding commission expense	80,254	81,173	233,067	197,837
Other operating expenses	73,883	63,476	209,971	164,225
Acquisition-related transaction costs	425	148	437	1,398
Interest expense	8,633	6,192	24,990	16,287
Total expenses	473,232	382,452	1,259,524	940,415
Other income (expense)
Other expense	-	-	-	(466)
Income (loss) before income taxes	(17,937)	41,266	62,520	98,090
Income tax (benefit) expense	(5,981)	14,108	19,654	32,238
Net income (loss)	$(11,956)	$27,158	$42,866	$65,852
Less: Net income (loss) attributable to Noncontrolling Interests	4,483	(1,405)	9,499	(1,405)
Net income (loss) attributable to Tower Group, Inc.	$(16,439)	$28,563	$33,367	$67,257
Net income (loss)	$(11,956)	$27,158	$42,866	$65,852
Gross unrealized investment holding gains (losses) arising during periods	(3,789)	55,667	20,617	98,941
Gross unrealized gains (losses) on interest rate swaps	(6,474)	-	(10,119)	-
Less: Reclassification adjustment for gains (losses) included in net income	(227)	(1,717)	(5,273)	(7,623)
Income tax benefit (expense) related to items of other comprehensive income	3,722	(18,882)	(1,737)	(31,961)
Comprehensive income (loss)	$(18,724)	$62,226	$46,354	$125,209
Less: Comprehensive income attributable to Noncontrolling Interests	4,486	4,946	12,896	4,946
Comprehensive income (loss) attributable to Tower Group, Inc.	(23,210)	57,280	33,458	120,263
Earnings (loss) per share attributable to Tower stockholders:
Basic	$(0.40)	$0.67	$0.82	$1.52
Diluted	$(0.40)	$0.66	$0.81	$1.52
Weighted average common shares outstanding:
Basic	40,814	42,924	41,207	44,106
Diluted	40,814	43,098	41,312	44,294
Dividends declared and paid per common share	$0.19	$0.13	$0.50	$0.27

CONTACT:
Tower Group, Inc.
Bill Hitselberger, 212-655-2110
Executive Vice President and Chief Financial Officer
bhitselberger@twrgrp.com